Exhibit 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), made and entered into this November 2, 2018 (the “Execution Date”), between Rokk3r Inc., a Nevada corporation (the “Seller”) and ExO Foundation Inc., a Delaware public benefit corporation (the “Purchaser”).

WHEREAS, the Seller has authorized the sale and issuance of 5,000,000 (five million) shares of the Seller’s restricted $0.0001 par value per share common stock (the “Selling Stock”), with the rights and restrictions set forth herein;

WHEREAS, the Seller wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Selling Stock, and in exchange for the consideration, Seller and Purchaser entered into a Simple Agreement for Future Equity with Token Allocation (the “Safe-T”) dated as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale.

1.1 Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in USD (US Dollars).

1.2 The Seller has authorized the sale and issuance of 5,000,000 (five million) shares of the Seller’s restricted $0.0001 par value per share common stock.

1.3 The Seller agrees to sell and Purchaser agrees to purchase at the Closing, all the rights, title, interest, and property of the Selling Stock for the Purchase Amount.

2. Representation and Warranties of the Seller. In connection with the transactions contemplated by this Agreement, Seller, hereby represents and warrants to the Purchaser as follows:

2.1 The Seller is the owner in clear title of the Selling Stock and the Selling Stock is free of any lien, encumbrance, security interests, charges, mortgages, pledges, or adverse claim or other restriction that would prevent the transfer of clear title to the Purchaser.

2.2The Seller is not bound to any agreement that would prevent any transactions connected with this Agreement.

2.3There is no legal action or suit pending against any party, to the knowledge of the Seller that would materially affect this Agreement.

3.Representation and Warranties of the Purchaser. In connection with the transactions contemplated by this Agreement, Purchaser, hereby represents and warrants to the Seller as follows:

3.1 Authorization. Purchaser has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by Purchaser, will constitute Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms.

3.2 Purchase Entirely for Own Account. Purchaser acknowledges that this Agreement is made with Purchaser in reliance upon Seller’s representation, which Purchaser confirms by executing this Agreement, that the Selling Stock will be acquired for investment for Purchaser’s own account, not as a nominee or agent (unless otherwise specified on Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.3 Investment Experience. Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the purchasing of the Selling Stock.

3.4 Accredited Investor. Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Purchaser agrees to furnish any additional information requested by the Seller to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

3.5 Restricted Securities. Purchaser understands that the Selling Stock have not been registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as expressed herein. Purchaser understands that the Selling Stock are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, Purchaser must hold the Selling Stock indefinitely unless they are registered with the Securities and Exchange Commission and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser agrees to the imprinting, so long as is required by this Section 3.5, of a legend on any of the Selling Stock in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

3.6 No Public Market. Purchaser understands that no public market now exists for the Selling Stock.

3.7No General Solicitation. Purchaser acknowledges that the Seller did not offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

3.8 Residence. If the Purchaser is a partnership, corporation, limited liability company or other entity, such Purchaser’s principal place of business is located in the state or province identified in the address shown on Purchaser’s signature page hereto.

3.9 No Disqualification Events. With respect to the Selling Stock to be offered and sold hereunder, none of the Purchaser, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Purchaser, any beneficial owner of 20% or more of the Purchaser’s outstanding voting equity securities, calculated on the basis of voting power (each, a “Covered Person” and, together, “Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Purchaser has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The Purchaser has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Company a copy of any disclosures provided thereunder.

4. Closing. The closing of the purchase and sale of the Selling Stock (the “Closing”) will take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the parties agree upon in writing (the “Closing Date”).

5. Expenses, Dividends, and Voting Rights.

5.1All parties agree to pay all their own costs and expenses in connection with this Agreement.

5.2Any dividends earned by the Selling Stock and payable before the Closing will belong to the Seller, and any dividends earned by the Selling Stock after the Closing will belong to the Purchaser.

5.3Any rights to vote attached to the Selling Stock will belong to the Seller before the closing and will belong to the Purchaser after the Closing.

6. Restrictions on Transfer. During the 24 month period after the Effective Date (the “Lock-Up Period”), the Purchaser may not, directly or indirectly, sell or engage in any transaction which has resulted in or will result in a change in the beneficial or record ownership of 50% (fifty percent) of the Selling Stock held by Purchaser, including without limitation a voluntary or involuntary sale, assignment, transfer, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy,  enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Selling Stock, whether any such transaction is to be settled by delivery of the Selling Stock or other securities, in cash or otherwise; or publicly disclose the intention to do any of the foregoing ("Transfer"), except as provided in this Agreement.

6.1 Right to Decline Transfer, Forfeit of Shares. The Seller and its transfer agent on its behalf are hereby authorized (a) to decline to register any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (b) to imprint on any certificate representing the Selling Stock a legend describing the restrictions contained herein. In addition, in the event of a violation of the terms in respect of the Lock-Up Period, the amount of Selling Stock applicable to the event giving rise to such violation shall be forfeited, provided that, if the amount of Selling Stock held by the Purchaser is less than the amount of such applicable Selling Stock, Purchaser shall forfeit all remaining Selling Stock then held.

7. Right of First Refusal. Each time the Purchaser proposes to Transfer (or is required by operation of law or other involuntary transfer) any or all of the Selling Stock standing in the Purchaser's name or owned by him during the term of this Agreement, the Purchaser shall first offer such Selling Stock to the Seller in accordance with the following provisions:

7.1The Purchaser shall deliver a written notice (a "Notice") to the Seller stating (A) the Purchaser's bona fide intention to transfer such Selling Stock, (B) the name and the address of the proposed transferee, (C) the number of Selling Stock to be transferred, and (D) the purchase price per share and terms of payment for which the Purchaser proposes to transfer such shares.

7.2 Within 60 days after receipt of the Notice, the Seller or its designee shall have the first right to purchase or obtain such shares, upon the price and terms of payment designated in the Notice. If the Notice provides for the payment of non-cash consideration, the Seller at its option may pay the consideration in cash equal to the Seller's good faith estimate of the present fair market value of the noncash consideration offered.

7.3 If the Seller or its designee elects not to purchase or obtain all of the shares designated in the selling Purchaser’s Notice, then the Purchase may transfer the Shares referred to in the Notice to the proposed transferee, providing such transfer (a) is completed within 30 days after the expiration of the Seller’s right to purchase or obtain such shares, and (b) is made at the price and terms designated in the Notice. If such shares are not so transferred, the Purchaser must give notice in accordance with this paragraph prior to any other or subsequent transfer of such shares.

7.4 No Transfer to Competitor. The Purchase may not transfer any shares to a competitor of the Seller, or to any shareholder, partner or other beneficial holder of an equity ownership interest in a competitor, other than pursuant to a merger, combination, or other transaction approved by the Board of Directors.

8. Governing Law and Dispute Resolution.

8.1The Purchaser and the Seller submit to the laws and jurisdiction of the courts of the State of Delaware, without regard to the conflicts of law provisions of such jurisdiction.

9. Miscellaneous.

9.1 Defined Terms. Capitalized terms used herein shall have the meaning ascribed to them in the Safe-T, unless otherwise indicated in this Agreement.

9.2 Counterparts. This Agreement may be executed in counterparts. Facsimile or scanned signatures are binding and are considered to be original signatures.

9.3 Assignment. Neither party will assign this Agreement, in whole or in part, without the written consent of the other party.

9.4 Titles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) upon receipt of a return receipt if sent via electronically; (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto.

9.6 No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Agreement. Purchaser agrees to indemnify and to hold the Seller harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement.

9.7  Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

9.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

The Seller Rokk3r Inc. By /s/ Nabyl Charania Name: Nabyl Charania Title: CEO Address: 2121 NW 2nd Ave #203 Miami, FL 33127 Email Address: Nabyl@rokk3r.com	The Purchaser ExO Foundation Inc. By /s/ Salim Ismail Name: Salim Ismail Title: Chairman Address: 3500 S Dupont Hwy., Suite Y102 Dover, DE Email Address: Salim@exo.team

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